INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is made as of March 30, 2011 by and among HRM ACQUISITION CORP. (the “Debtor”), KINGSWAY AMERICA INC. (“KAI”) and the undersigned Investors (as defined below) and those other Investors (if any) who or which become parties hereto after the date hereof by the execution and delivery of a joinder agreement or counterpart signature page hereto.
WHEREAS, the Debtor has bought 100% of the issued and outstanding capital stock (the “Stock”) of Hamilton Risk Management Co. from KAI pursuant to the terms of a certain Stock Purchase Agreement of even date herewith between the Debtor and KAI (the “Stock Purchase Agreement”); and

WHEREAS, under the Stock Purchase Agreement, as partial consideration for the sale of the Stock, the Debtor issued to KAI (i) a certain Senior Promissory Note in the original principal amount of $10,000,000 of even date herewith (the “Senior Note”) and (ii) a certain Junior Promissory Note in the original principal amount of $5,000,000 of even date herewith (the “Junior Note”); and

WHEREAS, pursuant to the terms of a certain Note Purchase Agreement of even date herewith among the Debtor and certain other parties named therein (the “Note Purchase Agreement”), the Debtor has sold certain Promissory Notes (the “Investor Notes”) to certain investors (the “Investors”); and

WHEREAS, the Company, KAI and the Investors desire to enter into this Agreement in order to govern the rights and obligations of KAI and the Investors with respect to their rights of payment;

NOW, THEREFORE, in consideration of the foregoing recitals (which are incorporated by reference herein) and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the terms and conditions contained in this Agreement.

1.Solely with respect to the Junior Note held by KAI and the indebtedness evidenced thereby (the “Junior Seller Debt”), and as long as any Investor Obligations (as defined below) remain outstanding, KAI hereby subordinates any and all Junior Seller Debt in right of payment, including, without limitation, all interest accruing after the commencement by or against Debtor of any bankruptcy, reorganization or similar proceeding, all obligations under the Seller Security Agreement with respect thereto and all costs of collecting such Junior Seller Debt (including attorneys’ fees) (collectively, the “Junior Seller Obligations”) to right of payment of all Investors with respect to the indebtedness evidenced by the Investor Notes (collectively, the “Investor Debt”), including, without limitation, all interest (including interest paid on a payment-in-kind or accretion basis) accruing after the commencement by or against Debtor of any bankruptcy, reorganization or similar proceeding and all costs of collecting such Investor Debt (including attorneys’ fees) (collectively, the “Investor Obligations”). Notwithstanding the foregoing, the Debtor shall be permitted to make, and KAI shall be permitted to accept and retain, any and all scheduled payments of interest under the Junior Notes so long as, at the time of such payment, there does not exist any Event of Default under and as defined by the Senior Notes and/or the Investor Notes (as applicable), which has not been cured and/or waived pursuant to the terms of the Senior Notes and/or Investor Notes (as applicable). As long as any Senior Seller Obligations (as defined in Section 2 below) and/or Investor Obligations remain outstanding, KAI will not accelerate the maturity of any Junior Seller Obligations or commence any action or proceeding against Debtor to recover all or any part of the Junior Seller Obligations, provided that the foregoing shall not prohibit KAI from (a) declaring an Event of Default under and as defined by the Junior Notes or (b) subject to the terms and conditions of Section 2, joining or participating in any insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors.
2.    As long as any Senior Seller Obligations (as defined below) remain outstanding, each Investor hereby subordinates, in right of payment, any and all Investor Obligations to right of payment of KAI with respect to any indebtedness evidenced by the Senior Note (the “Senior Seller Debt”), including, without limitation, all costs of collecting such Senior Seller Debt (including attorneys’ fees) (collectively, the “Senior Seller Obligations”); provided, however, that: (i) the Debtor shall be permitted to make, and the Investors shall be permitted to accept and retain, any and all scheduled payments of interest under the Investor Notes so long as, at the time of such payment, there does not exist any Event of Default under and as defined by the Senior Notes, which has not been cured and/or waived pursuant to the terms of the Senior Notes; and (ii) in the event of any Liquidity Event (as defined below) in which proceeds therefrom are to be used towards the payment of any of the Senior Seller Obligations, Junior Seller Obligations and/or Investor Obligations, then, prior to any payment towards any of the Junior Seller Obligations, such proceeds from such Liquidity Event shall be used to pay the Senior Seller Obligations (so long as any Senior Seller Obligations remain outstanding) and Investor Obligations (so long as any Investor Obligations remain outstanding) in full, and, if such proceeds shall be in an amount that is less than the aggregate amount of Senior Seller Obligations and Investor Obligations, such proceeds shall be pro ratably paid to the Investors and KAI based upon the respective dollar amount of such Senior Seller Obligations and Investor Obligations outstanding at such time of payment.
As used herein, “Liquidity Event” means any of the following: (a) the voluntary or involuntary liquidation, dissolution or winding-up of the Debtor or Acadia Acquisition L.P. (including under any bankruptcy or insolvency law or laws relating to the relief of debtors); or (b) if the Debtor sells or otherwise disposes of all or substantially all of its assets or merges into or with or consolidates with any other person or permits any other person to merge into or with, or consolidate with, it; or (c) if the Debtor sells or otherwise disposes of any of Debtor’s assets except in the ordinary course of business; or (d) any Change-In-Control Event (as defined below).

As used herein, “Change-In-Control Event” means any event pursuant to which (a) any persons acting as a group (other than the shareholders of Debtor existing immediately prior to such event) by merger, consolidation or otherwise shall become the beneficial owner(s) of greater than an aggregate of 50% of Debtor’s outstanding capital stock, (b) any person or persons acting as a group (other than the shareholders of Debtor existing immediately prior to such event) by merger, consolidation or otherwise shall become the beneficial owner(s) of the largest percentage of Debtor’s outstanding capital stock, or (c) any persons acting as a group (other than the shareholders of Issuer existing immediately prior to such event) shall have the right to designate a majority of the Board of Directors of Debtor.

3.    Any party which receives any payments from the Debtor or otherwise for which such party is not entitled to retain under this Agreement (the “Trustee Party”) shall be held in trust for the benefit of the applicable party or parties to which such payments are to be delivered and retained pursuant to this Agreement (collectively, the “Beneficiary Party”), and such Trustee Party shall, as soon as commercially possible, turn over such payment to the applicable Beneficiary Party in the form received (together with all necessary endorsements) to be applied to the Investor Obligations and/or Senior Seller Obligations, as applicable.
4.    In the event of Debtor’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and each party’s claims against Debtor shall be subject to the terms and conditions of this Agreement.
5.    This Agreement shall remain effective for so long as any of the Investor Obligations remains outstanding.
6.    This Agreement shall bind any successors or permitted assignees, and shall benefit any successors or permitted assignees, to any of the Junior Seller Obligations, Senior Seller Obligations or Investor Obligations.
7.    This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement (notwithstanding that all of the parties are not signatories to the original or the same counterpart, or that signature pages from different counterparts are combined), and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart, and the signature of any party to any counterpart shall be deemed to be a signature to and may be appended to any other counterpart. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or other electronic means is to be treated as an original document. The signature of any party on any such document, for purposes hereof and thereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or other electronic signature is to be re-executed in original form by the parties which executed the facsimile or other electronic signature. No party may raise the use of a facsimile machine or other electronic means, or the fact that any signature was transmitted through the use of a facsimile machine or other electronic means, as a defense to the enforcement of this Agreement.
8.    This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its conflicts of laws principles. Any case, controversy, suit, action, or proceeding arising out of, in connection with, or related to, this Agreement shall be resolved in the applicable state or federal courts of Illinois. The parties consent to the jurisdiction of such courts, agree to accept service of process by mail and waive any jurisdictional or venue defenses available.
9.    This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. This Agreement may be amended only by written instrument signed by (a) KAI and (b) the Majority Purchasers (as defined by the Note Purchase Agreement).
10.    In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
11.    All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be (i) delivered either by hand or by recognized overnight courier (in each case with signature required) or (ii) sent via computer mail followed by a copy mailed by first class mail, postage prepaid, addressed to a party at such address as indicated below its signature hereto, or at such other address/number as such party shall have furnished to other parties in writing. Any notice or other communications so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be given three (3) days after the date when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.
12.    In this Agreement, unless a clear intention appears otherwise: (a) the singular number includes the plural number and vice versa; (b) reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a person in a particular capacity excludes such person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; (f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision hereof; (g) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (h) “or” is used in the inclusive sense of “and/or”; (i) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, schedules or amendments thereto; (k) section references shall be deemed to refer to all subsections thereof, unless otherwise expressly indicated; and (l) “person” means any individual, corporation, limited liability company, association, partnership, limited partnership, trust or estate, government (or any agency or political subdivision thereof) or any other entity.

[intentionally left blank - signature page(s) to follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

DEBTOR
HRM ACQUISITION CORP.
By: /s/ William A. Hickey, Jr. Name: William A. Hickey, Jr. Title: President Address: 3155 NW 77th Avenue Miami, FL 33122 Attn: Larry G. Swets, Jr. Email: lswets@kfscap.com

[Additional Signature Page(s) to Follow]

KAI
Kingsway America Inc.

By: /s/ William A. Hickey, Jr.
       William A. Hickey, Jr.
       Vice President and Chief operating Officer

By: /s/ Hassan R. Baqar
       Hassan R. Baqar
       Its Vice President

Address:
150 Northwest Point Boulevard
Elk Grove Village, IL 60007
Attn: Chief Executive Officer
Facsimile No. (847) 264-2694

[Additional Signature Page(s) to Follow]

INITIAL INVESTOR

UNITED PROPERTY & CASUALTY INSURANCE COMPANY

By: ________________________
Name:
Title:

Address:
________________________
________________________
Attn: ___________________
Facsimile: _______________
Email: _________________